EXHIBIT 10.21

Execution Version

SECOND AMENDMENT AND CONSENT RELATED TO
AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

     THIS SECOND AMENDMENT AND CONSENT RELATED TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Amendment”), is made and entered into as of November 30, 2004, by and among IPC ACQUISITION CORP., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower signatory hereto (the “Guarantors”), the Lenders signatory hereto, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Administrative Agent and Collateral Agent for the Lenders (the “Agent”).

W I T N E S S E T H:

     WHEREAS, the Borrower, the Guarantors, Goldman Sachs Credit Partners L.P., as Sole Lead Arranger and Syndication Agent, CIT Lending Services Corporation, as Documentation Agent, the Lenders and the Agent are parties to that certain Amended and Restated Credit and Guaranty Agreement, dated as of August 29, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which, among other things, the Lenders have made certain financial accommodations available to the Borrower; and

     WHEREAS, the Borrower has requested that (i) the Lenders and the Agent consent to the acquisition of all of the issued and outstanding stock of Orbacom Systems Inc., a New Jersey corporation (“Orbacom”), by IPC Information Systems Holdings, Inc., a Delaware corporation (“Holdings”), pursuant to that certain Stock Purchase Agreement, dated as of October 1, 2004 (the “Orbacom Purchase Agreement”) by and among Orbacom, Holdings, IPC Information Systems, LLC, a Delaware limited liability company (“IPC Information Systems”), and the individual sellers listed on the signature pages thereto (the transactions contemplated by the Orbacom Purchase Agreement are referred to as the “Orbacom Acquisition”) and (ii) the Lenders and the Agent agree to amend the Credit Agreement in certain other respects, all as more fully set forth herein and subject to the terms and conditions hereof, and the Lenders are willing to do so.

     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Guarantors, the Lenders and the Agent agree as follows:

     1. Consent. The Borrower hereby requests, and subject to the terms and conditions contained herein, the Lenders and the Agent hereby agree and consent to the Orbacom Acquisition.

     2. Amendments.

          (a) Amendments to Section 1. The Credit Agreement is hereby amended by inserting the following new definitions of “Holdings”, “IPC Information Systems”, “Second Amendment”, “Second Amendment Effective Date”, “Orbacom”, “Orbacom Acquisition” and “Orbacom Purchase Agreement” into Section 1 of the Credit Agreement in the appropriate alphabetical order:

     ”Holdings” means IPC Information Systems Holdings, Inc., a Delaware corporation.

     ”IPC Information Systems” means IPC Information Systems, LLC, a Delaware limited liability company.

     ”Orbacom” means Orbacom Systems Inc., a New Jersey corporation.

     ”Orbacom Acquisition” means the purchase of all of the issued and outstanding shares of stock of Orbacom by Holdings, pursuant to the Orbacom Purchase Agreement.

     ”Orbacom Purchase Agreement” means that certain Stock Purchase Agreement, dated as of October 1, 2004, by and among Orbacom, Holdings, IPC Information Systems, and the individual sellers listed on the signature pages thereto, together with all exhibits, schedules, amendments, consents and other documents related thereto.

     ”Second Amendment” means the Second Amendment and Consent Related to Amended and Restated Credit and Guaranty Agreement, dated as of November 30, 2004, by and among the Borrower, certain Subsidiaries of the Borrower signatory thereto, the Agent and the Lenders.

     ”Second Amendment Effective Date” means the date on which the conditions precedent set forth in Section 3 of the Second Amendment are satisfied.

          (b) Further Amendment to Section 1. The Credit Agreement is hereby further amended by replacing the definition of “Permitted Acquisition” contained in Section 1 of the Credit Agreement with the following definition:

"Permitted Acquisition” means (i) the Orbacom Acquisition; and (ii) any acquisition by Company or any of its wholly-owned Guarantor Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit of or division of, any Person, provided,

     (a) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

     (b) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

     (c) in the case of the acquisition of Capital Stock, all of the Capital Stock except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned 100% by Company or a Guarantor Subsidiary thereof, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

     (d) Company and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended and as of the last day of the current Fiscal Quarter (as projected);

     (e) Company shall have delivered to Administrative Agent (A) at least ten (10) Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8; and

     (f) any Person or assets or division as acquired in accordance herewith shall be in the same business or lines of business in which Company and/or its Subsidiaries are engaged as of the Effective Date or, other related lines of business.

          (c) Amendment to Section 6.9. Section 6.9(e) of the Credit Agreement is hereby amended by deleting clause (e) in its entirety and by replacing it with the following:

     (e) Permitted Acquisitions, either (A) as specified on Schedule 6.9(e), (B) the aggregate Cash consideration (together with (i) the aggregate principal amount of any Indebtedness assumed and (ii) any Earn-Out Obligations paid by Company and its Subsidiaries in connection therewith) for which does not exceed $25,000,000 in the aggregate (the “Permitted Acquisition Threshold”) from the Second Amendment Effective Date to the date of determination; provided, however, that the purchase price payable in connection with the Orbacom Acquisition shall not be included in the calculation of the Permitted Acquisition Threshold; provided, further, that on and after the date that the Senior Secured Leverage Ratio is 0.90:1.00 or less, Company and its Subsidiaries may also make Permitted Acquisitions for additional Cash consideration (including the aggregate principal amount of any Indebtedness assumed) for which does not exceed, in any Fiscal Year, an amount equal to 25% of Company’s Consolidated Excess Cash Flow for the most recently completed Fiscal Year prior to the date of consummation of such Permitted Acquisition or (C) to the extent made in consideration of the issuance of Capital Stock by the Company or with the proceeds of issuances of Capital Stock of the Company, which proceeds are not required to be used to prepay the Loans pursuant to Section 2.12(c);

     3. Conditions to Effectiveness. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders and the Agent hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, unless and until the Agent shall have received the following on or as soon as practicable after, but not later than ten (10) days after, the date of this Amendment:

          (a) duly executed, original signature pages to this Amendment from the Lenders, the Borrower, the Agent, Orbacom and each Guarantor;

          (b) duly executed, original reliance letters of counsel for each of Holdings, IPC Information Systems and Orbacom for the opinions delivered in connection with the Orbacom Acquisition, each in form and substance satisfactory to the Agent and its counsel, dated the Second Amendment Effective Date;

          (c) copies of duly executed payoff letters in form and substance reasonably satisfactory to the Agent, by and between all holders of outstanding Indebtedness with respect to the assets, properties and businesses of Orbacom on the Second Amendment Effective Date, evidencing repayment in full of all such Indebtedness, together with (i) authorization for the Agent to file UCC-3 or other appropriate termination statements, releases and terminations, in form and substance satisfactory to the Agent, releasing all liens of the holders of such Indebtedness upon any of the assets, properties and businesses being so acquired, and (ii) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of such holders;

          (d) evidence that, other than the payment of the Purchase Price (as such term is defined in the Orbacom Purchase Agreement), the transactions contemplated by the Orbacom Purchase Agreement have been consummated, together with certified copies of the Orbacom Purchase Agreement and final and complete copies of each of the other documents executed in connection therewith, each of which shall be in full force and effect on the Second Amendment Effective Date and shall be in form and substance satisfactory to the Agent;

          (e) duly executed, original opinion letters of each of (i) Fried, Frank, Harris, Shriver & Jacobson LLP (“FFHSJ”) and (ii) Wollmuth Mayer & Deutsch LLP (“WMD”),

together with any local counsel opinions requested by the Agent, each in form and substance satisfactory to the Agent and its counsel, dated the Second Amendment Effective Date, and accompanied by a letter addressed to each of FFHSJ and WMD from Orbacom, authorizing and directing such counsel to address its opinion to the Agent, on behalf of Lenders;

          (f) duly executed, originals of the Counterpart Agreement from Orbacom, pursuant to which Orbacom shall become a “Guarantor” under the Credit Agreement and a “Grantor” under the Pledge and Security Agreement, together with all schedules thereto;

          (g) duly executed, originals of the Pledge Supplement from Holdings, pursuant to which Holdings shall pledge all of the issued and outstanding shares of stock of Orbacom to the Agent for the benefit of the Lenders;

          (h) original stock certificates of Orbacom, which represent all of the issued and outstanding shares of stock of Orbacom, together with stock powers executed in blank;

          (i) evidence that the assets, properties and businesses of Orbacom have insurance coverage as required by Section 5.5 of the Credit Agreement;

          (j) duly executed, originals of a certificate of the chief financial officer or the chief executive officer of the Borrower to the effect that Holdings will be Solvent upon the consummation of the Orbacom Acquisition;

          (k) payment of all reasonable fees and expenses of the Agent and the Lenders owing as of the Second Amendment Effective Date, including without limitation all fees and expenses of counsel to the Agent and receipt by the Agent, for the benefit of the Agent, of an amendment fee in an amount equal to $112,500, such fee to be fully earned and non-refundable on the Second Amendment Effective Date (the “Amendment Fee”). Upon receipt of the Amendment Fee, the Agent shall promptly distribute to each Lender signatory hereto its Pro Rata Share thereof;

          (l) evidence satisfactory to the Agent, that the Purchase Price (as such term is defined in the Orbacom Purchase Agreement) payable in connection with the Orbacom Acquisition shall not exceed $18,000,000 in the aggregate;

          (m) evidence satisfactory to the Agent that the Agent (for the benefit of itself and Lenders) has a valid and perfected First Priority security interest in the Collateral being acquired pursuant to the Orbacom Acquisition, including (i) such documents duly executed by Orbacom (including financing statements under the UCC, originals of the Intellectual Property Security Agreements, and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as the Agent may request in order to perfect its security interests in such Collateral and (ii) copies of UCC search reports listing all effective financing statements that name Orbacom as debtor, together with copies of such financing statements, none of which shall cover the Collateral other than Permitted Liens;

          (n) copies of the resolutions of the sole Member of IPC Information Systems, approving and authorizing the execution, delivery and performance of the Orbacom Purchase Agreement and the transactions to be consummated in connection therewith, each certified as of the Second Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment;

          (o) copies of the resolutions of the Board of Directors of Holdings, approving and authorizing the execution, delivery and performance of the Orbacom Purchase Agreement and the transactions to be consummated in connection therewith, each certified as of the Second Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment;

          (p) Orbacom’s (i) charter and all amendments thereto and (ii) good standing certificates and certificates of qualification to conduct business in each jurisdiction where ownership or lease of property or the conduct of its business requires such qualification, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect, each dated a recent date prior to the Second Amendment Effective Date and certified by the applicable Secretary of State or other authorized Governmental Authority;

          (q) Orbacom’s (i) bylaws, together with all amendments thereto and (ii) resolutions of its Board of Directors, approving and authorizing the execution, delivery and performance of the Credit Documents to which it is a party and the transactions to be consummated in connection therewith, each certified as of the Second Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment;

          (r) signature and incumbency certificates of the officers of Orbacom executing any of the Credit Documents, certified as of the Second Amendment Effective Date by its corporate secretary or an assistant secretary as being true, accurate, correct and complete;

          (s) duly executed, originals of a certificate of an Authorized Officer of the Borrower, dated the Second Amendment Effective Date, stating that, (i) since September 30, 2003, no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; and (ii) upon the consummation of the transactions contemplated by the Second Amendment, no Default or Event of Default has occurred or would arise therefrom;

          (t) duly executed, original of an Assignment of Representations, Warranties, Covenants, Indemnities and Rights in respect of the rights of IPC Information Systems and Holdings under the Orbacom Purchase Agreement, which assignment shall be expressly permitted under the Orbacom Purchase Agreement or shall have been consented to by the Sellers (as such term is defined in the Orbacom Purchase Agreement) in writing;

          (u) either (i) a duly executed Landlord Personal Property Collateral Access Agreement for 1704 Taylors Lane, Units 1-8, Cinnaminson, New Jersey substantially in the form attached as Exhibit K to the Credit Agreement or (ii) a certificate duly executed by an Authorized Officer of Orbacom certifying that Orbacom used commercially reasonable efforts to obtain such Landlord Personal Property Collateral Access Agreement but was unable to do so;

          (v) evidence satisfactory to the Agent that the New Jersey Industrial Site Recovery Act (“ISRA”) clearance from the New Jersey Department of Environmental Protection has been obtained in connection with the Orbacom Acquisition; and

          (w) such other certificates, documents and agreements respecting any Credit Party as the Agent may reasonably request.

     4. Representations and Warranties. To induce the Lenders and the Agent to enter into this Amendment, the Borrower, Orbacom and each Guarantor (collectively, the “Credit Parties”) hereby represent and warrant to the Lenders and the Agent that:

          (a) The execution, delivery and performance by each Credit Party of this Amendment does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Credit Party, any of the Organizational Documents of such Credit Party, or any order, judgment or decree of any court or other agency of government binding on such Credit Party except to the extent such violation could not be reasonably expected to have a Material Adverse Effect; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Credit Party except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party (other than any Liens created under any of the Credit Documents in favor of the Agent, on behalf of Secured Parties); or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of such Credit Party, except for such approvals or consents which will be obtained on or before the Second Amendment Effective Date and disclosed in writing to the Agent and the Lenders and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect;

          (b) This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

          (c) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects (except that, to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, such representation or warranty shall be true and correct in all respects), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that, to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, such representation or warranty shall be true and correct in all respects) on and as of such earlier date, and no Default or Event of Default has occurred and is continuing as of the date hereof;

          (d) With the exception of ISRA clearance from the New Jersey Department of Environmental Protection, the execution, delivery and performance of the Orbacom Purchase Agreement and this Amendment and the consummation of the Orbacom Acquisition do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made or otherwise delivered to the Agent for filing and/or recordation.

          (e) As of the Second Amendment Effective Date, other than with respect to items covered by Holdings’ indemnification rights under the Obracom Purchase Agreement, Orbacom shall have no known contingent liability or liability for taxes, long-term leases or unusual or forward or long-term commitment which, in any case, is material in relation to its businesses, operations, properties, assets, condition (financial or otherwise) or prospects which has not been disclosed to the Agent and the Lenders.

     5. Reaffirmations and Acknowledgments.

          (a) Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Borrower of this Amendment, and jointly and severally ratifies and confirms the terms of the Credit Agreement with respect to the indebtedness now or hereafter outstanding thereunder as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, the Credit Agreement (i) is and shall continue to be a primary obligation of such Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of such Guarantors under the Credit Agreement.

          (b) Acknowledgment of Perfection of Security Interest. Each Credit Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Agent and the Lenders under the Credit Agreement and the other Credit Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Credit Documents.

          (c) Acknowledgment of Section 3.3(a) of Pledge and Security Agreement. To the extent that Orbacom has any Receivable (as defined in the Pledge and Security Agreement) subject to the terms of Section 3.3(a) of the Pledge and Security Agreement, Orbacom hereby acknowledges and agrees to comply with the terms therewith in all respects.

     6. Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Credit Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Credit Document for all purposes of the Credit Agreement.

     7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

     8. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

     9. Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Agent with respect thereto.

     10. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

     11. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

     12. Entire Understanding. This Amendment and the other Credit Documents set forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

     13. Release. Each Credit Party hereby releases, acquits, and forever discharges the Agent and each of the Lenders, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of the Agent and the Lenders, from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which such Credit Party may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of the Agent or the Lenders with respect to the Credit Agreement or any other of the Credit Documents existing or occurring on or prior to the date of this Amendment, provided that this paragraph shall not release the Agent or the Lenders in respect of any of the foregoing acts of commission or omission to the extent existing or occurring subsequent to the date of this Amendment. The provisions of this paragraph shall be binding upon each Credit Party and shall inure to the benefit of the Agent, the Lenders, and their respective heirs, executors, administrators, successors and assigns.

[Signature Pages To Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER: IPC ACQUISITION CORP.
By:	/s/ Timothy Whelan
	Name:	Timothy Whelan
	Title:	Chief Financial Officer

GUARANTORS: IPC INFORMATION SYSTEMS, LLC
By:	/s/ Timothy Whelan
	Name:	Timothy Whelan
	Title:	Chief Financial Officer

IPC FUNDING CORP.
By:	/s/ Timothy Whelan
	Name:	Timothy Whelan
	Title:	Chief Financial Officer

V BAND CORPORATION
By:	/s/ Timothy Whelan
	Name:	Timothy Whelan
	Title:	Chief Financial Officer

IPC INFORMATION SYSTEMS FAR EAST INC.
By:	/s/ Timothy Whelan
	Name:	Timothy Whelan
	Title:	Chief Financial Officer

IPC INFORMATION SYSTEMS HOLDINGS, INC.
By:	/s/ Timothy Whelan
	Name:	Timothy Whelan
	Title:	Chief Financial Officer

IPC INFORMATION SYSTEMS HOLDINGS USA, INC.
By:	/s/ Timothy Whelan
	Name:	Timothy Whelan
	Title:	Chief Financial Officer

IPC INFORMATION SYSTEMS SERVICES, INC.
By:	/s/ Timothy Whelan
	Name:	Timothy Whelan
	Title:	Chief Financial Officer

IPC INFORMATION SYSTEMS HOLDINGS, L.L.C.
By:	/s/ Timothy Whelan
	Name:	Timothy Whelan
	Title:	Chief Financial Officer

IPC INFORMATION SYSTEMS HOLDINGS USA, L.L.C.
By:	/s/ Timothy Whelan
	Name:	Timothy Whelan
	Title:	Chief Financial Officer

IPC INFORMATION SYSTEMS SERVICES, L.L.C.
By:	/s/ Timothy Whelan
	Name:	Timothy Whelan
	Title:	Chief Financial Officer

GAINS ACQUISITION CORP.
By:	/s/ Timothy Whelan
	Name:	Timothy Whelan
	Title:	Chief Financial Officer

IPC NETWORK SERVICES, INC.
By:	/s/ Timothy Whelan
	Name:	Timothy Whelan
	Title:	Chief Financial Officer

ORBACOM SYSTEMS INC.
By:	/s/ Timothy Whelan
	Name:	Timothy Whelan
	Title:	Vice President

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AGENT AND LENDERS: GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, Collateral Agent and Lender
By:	/s/ Raymond Shu
Duly Authorized Signatory

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BLACK DIAMOND, as a Lender
By:	/s/ David Dyer
	Name:	David Dyer
	Title:	Director

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CIT LENDING SERVICES CORPORATION, as a Lender
By:	/s/ Douglas E. Maher
	Name:	Douglas E. Maher
	Title:	Vice President

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CREDIT SUISSE ASSET MANAGEMENT, LLC, as a Lender
By:	/s/ Linda R. Karn
	Name:	Linda R. Karn
	Title:	Authorized Signatory

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T. ROWE PRICE, as a Lender
By:	/s/ Darrell Braman
	Name:	Darrell Braman
	Title:	Vice President